As filed with the Securities and Exchange Commission on May 8, 2008
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SunPower Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-3008969
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3939 North First Street
San Jose, California 95134
(408) 240-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated
SunPower Corporation 2005 Stock Incentive Plan
(Full title of the plan)

Bruce R. Ledesma, Esq.
General Counsel
SunPower Corporation
3939 North First Street
San Jose, California 59134
(408) 240-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
R. Todd Johnson, Esq.
Stephen E. Gillette, Esq.
Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
(650) 739-3939

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	1,700,000	$ 80.15	$ 136,255,000	$ 5354.82

(1)
Represents additional shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of SunPower Corporation, a Delaware corporation (the “Registrant”), issuable pursuant to the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for purposes of calculating the amount of the registration fee, calculated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sales prices of the Common Stock on May 5, 2008 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of increasing the number of shares of Common Stock for which a Registration Statement of the Registrant on Form S-8 relating to the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Plan”) is effective.

The contents of the Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2005 (File No. 333-130340) and May 7, 2007 (File No. 333-142679) are hereby incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 30, 2007;

(b)
The Registrant’s Current Reports on Form 8-K, filed January 16, 2008 (but only the information reported under Item 1.01 thereof is incorporated herein by reference), January 22, 2008, January 24, 2008 (both the Current Reports on Form 8-K filed on this day), February 5, 2008, February 14, 2008 (but only the information reported under Item 1.01 thereof is incorporated herein by reference), March 28, 2008, April 10, 2008 and April 17, 2008; and

(c)
The description of the Class A Common Stock included in the Registrant’s Form 8-A filed on October 31, 2005, and any amendment or report the Registrant may file with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “ Exchange Act ”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8.   Exhibits

Exhibit Number	Description of Exhibit

4.1
Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.(i)2 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed with the Securities and Exchange Commission on November 15, 2005).

4.2
Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.(ii)2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed with the Securities and Exchange Commission on October 11, 2005).

4.3	Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan and forms of agreements thereunder, effective May 8, 2008.

4.4
Investor Rights Agreement, dated October 6, 2005, by and between the Registrant and Cypress Semiconductor Corporation (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed with the Securities and Exchange Commission on October 11, 2005).

4.5
Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 14, 2005).

5.1	Opinion of Jones Day.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 8th day of May, 2008.

SUNPOWER CORPORATION

By:	/s/ Bruce R. Ledesma
Name: Bruce R. Ledesma
Title: General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE

/s/ Thomas H. Werner	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2008
Thomas H. Werner

/s/ Emmanuel T. Hernandez	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2008
Emmanuel T. Hernandez

*	Chairman of the Board of Directors	May 8, 2008
T. J. Rodgers

*	Director	May 8, 2008
W. Steve Albrecht

*	Director	May 8, 2008
Betsy S. Atkins

*	Director	May 8, 2008
Pat Wood III

* Bruce R. Ledesma, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and/or directors pursuant to powers of attorney filed with the Securities and Exchange Commission.

May 8, 2008	By: /s/ Bruce R. Ledesma
Bruce R. Ledesma, Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Exhibit

4.1
Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.(i)2 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed with the Securities and Exchange Commission on November 15, 2005).

4.2
Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.(ii)2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed with the Securities and Exchange Commission on October 11, 2005).

4.3	Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan and forms of agreements thereunder, effective May 8, 2008.

4.4
Investor Rights Agreement, dated October 6, 2005, by and between the Registrant and Cypress Semiconductor Corporation (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (Commission No. 333-127854), filed with the Securities and Exchange Commission on October 11, 2005).

4.5
Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 14, 2005).

5.1	Opinion of Jones Day.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Powers of Attorney.

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